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                                                                   Exhibit 99.a

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                    MADISON HARBOR BALANCED STRATEGIES, INC.

                            (a Maryland corporation)

                                   ----------

          Madison Harbor Balanced Strategies, Inc. desires to amend and restate its Articles of Incorporation as currently in effect.

          The Articles of Incorporation are hereby amended and restated to read in their entirety as follows:

                                    *********

          The undersigned, Cynthia D. Farmer, whose address is c/o Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

          FIRST: NAME. The name of the corporation (hereinafter referred to as the "Corporation") is: Madison Harbor Balanced Strategies, Inc.

          SECOND: PURPOSES. The purposes for which the Corporation is organized are as follows:

          A. To act as a registered closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          B. To act as a "fund-of-funds" that provides a means for investors to participate in investments in real estate private investment partnerships and similar investment vehicles ("Underlying Funds") by providing a single portfolio comprised of the securities of the Underlying Funds and other investments;

          C. To elect to be treated as a real estate investment trust ("REIT") for federal income tax purposes for as long as such election is necessary and appropriate for the Corporation in the sole judgment of the Board of Directors of the Corporation (the "Board"); and

          D. To have and exercise any and all powers and privileges now or hereafter conferred by the general laws of the State of Maryland upon corporations formed under such laws.

          The foregoing enumeration of the purposes of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law. The mention of any particular purpose is not intended in any manner to limit or restrict the generality of any other purpose mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by the laws of the State of Maryland upon corporations of a similar character, it being the intention that the purposes set forth in each of the paragraphs of this Article shall, except as otherwise expressly provided, in no way be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other Article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act, which a corporation formed under the general laws of the State of Maryland may not at the time lawfully carry on or do.

          THIRD: PRINCIPAL OFFICE AND RESIDENT AGENT. The address, including street and number, if any, and the county or municipal area, of the principal office of the Corporation within the State of Maryland, is c/o CSC-

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Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City,
Maryland 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board may from time to time determine. The name and address, including street and number, if any, and the county or municipal area, of the resident agent of the Corporation within the State of Maryland, is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202. Said resident agent is a Maryland corporation.

          FOURTH: CAPITAL STOCK.

        A. GENERALLY. The total number of shares of capital stock that the Corporation shall have the authority to issue is Three Hundred Thousand (300,000) shares, of the par value of One-Tenth of One Mil ($0.0001) per share and of the aggregate par value of Thirty dollars ($30), all of which shares are designated common stock ("Shares").

        B. RIGHTS OF THE SHARES. The following is a description of the voting powers, liquidation rights, limitations as to dividends, and qualifications and terms and conditions of redemption and repurchase of the Shares of the Corporation:

       (1)        VOTING RIGHT. Each Share shall have one vote;

       (2)        DIVIDEND RIGHTS.

                  (a) Dividends (including Consent Dividends pursuant to subparagraph (b) below) may be declared and paid or set apart for payment upon the Shares out of any assets or funds of the Corporation legally available for the payment of dividends, but only when, as, and if, authorized by the Board;

                  (b) If the Board determines that Consent Dividends with respect to a taxable year are necessary or appropriate to ensure or maintain the status of the Corporation as a REIT for federal income tax purposes and avoid the imposition of any federal income or excise tax, the Board may exercise any rights under any power of attorney executed in favor of the Corporation or that the Corporation otherwise has to require the holders of Common Stock (and any other Persons) to take any and all actions necessary or appropriate under the Code, any regulations promulgated thereunder, any court decision or any administrative positions of the United States Department of Treasury (including any IRS forms or other forms) to result in Consent Dividends sufficient to maintain REIT status and avoid federal income or excise tax for such taxable year.

         (3) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Shareholders shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation;

         (4) REDEMPTION. No person holding a Share or a fraction of a Share will have the right to require the Corporation to redeem the Share or fraction thereof;

         (5) REPURCHASES OF SHARES PURSUANT TO TENDER OFFERS. The Corporation shall have the power to make offers to repurchase Shares pursuant to written tenders by Shareholders. These repurchases shall be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion.

                  (a) The Board shall have the power to authorize the Corporation to repurchase Shares or fractions thereof from Shareholders pursuant to written tenders only on terms it determines to be fair to the Corporation and to all Shareholders. Repurchases of Shares from Shareholders may be made in cash, by the distribution of securities in kind, a promissory note, or a combination of two or all of the forgoing. Repurchases of Shares shall be effective after receipt and acceptance by the Corporation of all eligible written tenders of Shares from Shareholders. Any in-kind

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                  distribution of securities shall be distributed to all
                  tendering Shareholders on a proportional basis.

                  (b) Any repurchases of Shares shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board, which date shall be after the date set for receipt by the Fund of all eligible written tenders of Shares.

                  (c) A Shareholder tendering for repurchase less than all of its Shares shall be required to maintain a balance of at least 25 Shares (or any lower amount equal to the Shareholder's initial purchase) after giving effect to the repurchase. If a Shareholder tenders an amount that would cause its share balance to fall below the required minimum, the Corporation reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained or, at the Shareholder's option, to repurchase all the Shareholder's Shares.

         C. RESTRICTIONS ON OWNERSHIP, TRANSFER, ACQUISITION AND REDEMPTION OF THE CORPORATION'S STOCK.

                  (1) DEFINITIONS. For purposes of these Articles of Incorporation, the following terms shall have the following meanings:

                  "Acquire" shall mean the acquisition of Beneficial Ownership of Shares of the Corporation by any means. The terms "Acquires" and "Acquisition" shall have correlative meanings.

                  "Adviser" shall mean the investment adviser to the Corporation, currently Madison Harbor Capital Management, LLC, or any successor investment adviser or sub-adviser, as applicable, as may be appointed consistent with the requirements of the 1940 Act.

                  "Beneficial Ownership" shall mean ownership of Shares, either directly or constructively through the application of Section 544 of the Code, as modified by Section 856 of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Charitable Beneficiaries" shall mean the beneficiaries of the Trust as determined pursuant to paragraph (5) of Section D of this Article FOURTH.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

                  "Consent Dividend" shall have the meaning given in Section 565 of the Code.

                  "Market Price" on any day shall mean 90% of the net asset value of the Shares of the Corporation as of such day, as determined by the Board, in its sole discretion.

                  "Ownership Limit" shall mean nine and nine-tenths percent (9.9%) of the total outstanding Shares of the Corporation.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

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                  "Private Placement" shall mean the first closing of the sale of Shares of the Corporation pursuant to the Corporation's Confidential Private Placement Memorandum.

                  "Prohibited Owner" shall mean, with respect to any purported Acquisition or Transfer, any Person who, but for the provisions of paragraph (2) of Section C of this Article FOURTH, would Beneficially Own Shares of the Corporation, and, if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

                  "REIT" shall mean a corporation that has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code and the election of which has not been revoked or otherwise terminated.

                  "Restriction Termination Date" shall mean the first day after the date of the Private Placement on which the Board determines that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

                  "Termination Date" shall mean the date ten years from the date of the Private Placement, or such other date as determined by the Board in its sole discretion.

                  "Trading Day" shall mean any day other than a Saturday, Sunday or other day on which federal banking institutions are authorized or obligated by law or executive order to close.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Shares, or the right to vote or receive dividends on Shares, including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or the right to vote or receive dividends on Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

                  "Trust" shall mean the trust created pursuant to Section D of this Article FOURTH.

                  "Trustee" shall mean the Person who is appointed by the Corporation to serve as trustee of the Trust, and any successor thereto.

         (2)      OWNERSHIP AND TRANSFER LIMITATIONS.

                  (a) Notwithstanding any other provision of these Articles of Incorporation, except as provided in paragraph (8) of this Section C, from the date of the Private Placement and prior to the Restriction Termination Date, no Person shall (i) Beneficially Own Shares of the Corporation in excess of the Ownership Limit; (ii) Beneficially Own Shares of the Corporation in an amount that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; (iii) Beneficially Own Shares of the Corporation if such ownership would result in the failure of the Corporation to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code; (iv) Beneficially Own Shares of the Corporation if such ownership would cause the Corporation to be a "pension-held REIT" within the meaning of
                  Section 856(h)(3)(D) of the Code; (v) Beneficially Own Shares of the Corporation if such ownership would cause the Shares of the Corporation to be owned by fewer than one hundred (100) persons within the meaning of Section 856(a)(5) of the Code;
                  (vi) Beneficially Own Shares of the Corporation if such ownership would otherwise cause the Corporation to fail to qualify as a REIT; or (vii) Transfer Shares unless such Transfer conforms to the requirements of subparagraph (g) of paragraph (2) of this Section C.

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                  (b)      Notwithstanding any other provision of these Articles
                  of Incorporation, except as provided in paragraph (8) of this Section C, from the date of the Private Placement and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation or other event or transaction that, if effective, would result in any Person Beneficially Owning Shares of the Corporation in excess of the Ownership Limit shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership or other event or transaction with respect to that number of Shares of the Corporation that would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit, and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation.

                  (c) Notwithstanding any other provision of these Articles of Incorporation, except as provided in paragraph (8) of this Section C, from the date of the Private Placement and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation, or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership, or other event or transaction with respect to that number of Shares of the Corporation that would otherwise cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation.

                  (d) Notwithstanding any other provision of these Articles of Incorporation, from the date of the Private Placement and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation, or other event or transaction that, if effective, would cause the Corporation to fail to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership, or other event or transaction with respect to that number of Shares of the Corporation that would otherwise cause the Corporation to fail to qualify as a domestically controlled REIT, and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation.

                  (e) Notwithstanding any other provision of these Articles of Incorporation, from the date of the Private Placement and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation, or other event or transaction that, if effective, would cause the Corporation to be a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership, or other event or transaction with respect to that number of Shares of the Corporation that would otherwise cause the Corporation to be a "pension-held REIT," and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation.

                  (f) Notwithstanding any other provision of these Articles of Incorporation, from the date of the Private Placement and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation, or other event or transaction that, if effective, would result in the Shares of the Corporation being actually owned by fewer than one hundred (100) Persons within the meaning of Section 856(a)(5) of the Code or that otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Corporation, change in Beneficial Ownership of Shares of the Corporation, or other event or transaction with respect to that number of Shares of the Corporation that would otherwise be owned by the Prohibited

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                  Owner or otherwise, directly or indirectly, would cause the
                  Corporation to fail to qualify as a REIT, and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation.

                  (g) Notwithstanding any other provision of these Articles of Incorporation, and at all times following the adoption of these Articles of Incorporation, any Transfer of Shares must be made (i) pursuant to an exemption from registration under the Securities Act of 1933 (the "1933 Act") and (ii) to a transferee that is both an "Accredited Investor" as such term is defined in the 1933 Act and a "Qualified Client" as such term is defined in the Investment Advisers Act of 1940. Any Transfer that does not meet the requirements of the previous sentence shall be void AB INITIO, and the Prohibited Owner shall acquire no rights in that number of Shares of the Corporation. Furthermore, any Person who proposes to Transfer all or any portion of its Shares shall provide the Corporation or the Adviser with at least fifteen (15) days' written notice thereof in a manner sufficient for the Corporation or the Adviser to determine that such Transfer complies with the restrictions set forth in paragraph (2) of Section C of this Article FOURTH. Notice of a proposed Transfer of Shares also must be accompanied by a properly completed subscription agreement for the proposed transferee of Shares in such form as the Corporation or the Adviser shall deem acceptable in its sole discretion.

         (3)      PREVENTION OF TRANSFER.

                  (a) If the Board (or the Adviser acting on behalf of the Board) shall at any time determine in good faith that a Transfer, Acquisition, change in capital structure or other transaction or event has taken place that results in a violation of paragraph (2) of Section C of this Article FOURTH or that a Person intends to Transfer or Acquire or has attempted to Transfer or Acquire Beneficial Ownership of any Shares in violation thereof (whether or not such violation is intended), the Board (or the Adviser, as the case may be) shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in capital structure or other transaction or event, including without limitation, causing the Corporation to redeem Shares (to the extent allowed by law), refusing to give effect to such Transfer on the books of the Corporation, or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer, Acquisition, change in capital structure or other transaction or event in violation of paragraph (2) of Section C of this Article FOURTH shall automatically result in the transfer of Shares to the Trust and, where applicable, such Transfer or Acquisition shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board (or the Adviser, as the case may be). The transfer of Shares to the Trust shall be of the number of Shares the Beneficial Ownership of which otherwise would cause such Prohibited Owner to violate paragraph (2) of Section C of this Article Fourth (rounded to the nearest whole shares), effective on the Business Day prior to the date of such Transfer or Acquisition, and such Prohibited Owner shall acquire no rights in such shares. The Trust shall be established for the benefit of a Charitable Beneficiary, as described in paragraph (5) of Section D of this Article FOURTH.

                  (b) If the transfer to the Trust described above would not be effective for any reason to prevent the violation of paragraph (2) of Section C of this Article FOURTH, then the Acquisition or Transfer of that number of Shares that otherwise would cause any Person to violate paragraph (2) of Section C of this Article Fourth shall be void AB INITIO, and the Prohibited Owner shall acquire no rights in such Shares.

         (4) NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires Beneficial Ownership of any Shares of the Corporation through operation of law immediately shall give written notice of such Acquisition to the Corporation or the Adviser, and, in the event of a proposed or attempted Transfer, Acquisition, purported change in Beneficial Ownership, or other transaction or event that would result in a change in Beneficial Ownership, any Person who would Acquire Beneficial Ownership of Shares of the Corporation shall give

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         at least fifteen (15) days prior written notice to the Corporation or the Adviser of such event. In either event, such Person shall promptly provide to the Corporation or the Adviser such other information as the Corporation and the Adviser, in their sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition, purported change in Beneficial Ownership, or other transaction or event under these Articles of Incorporation.

         (5) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Private Placement and prior to the Restriction Termination Date:

                  (a) Every Beneficial Owner of more than 0.5 percent, or such other percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board in its sole discretion, of the outstanding Shares of the Corporation annually shall, no later than January 31 of each calendar year, give written notice to the Corporation stating
                  (i) the name and address of such Beneficial Owner; (ii) the number of Shares of the Corporation Beneficially Owned as of December 31 of the preceding calendar year; and (iii) a description of how such Shares are held. Each such Beneficial Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and other restrictions set forth herein.

                  (b) Each Beneficial Owner of Shares of the Corporation and each Person (including the shareholder of record) who is holding Shares of the Corporation for a Beneficial Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit and other restrictions set forth herein.

         (6) REMEDIES NOT LIMITED. Nothing contained in this Article FOURTH shall limit the scope or application of the provisions of this Section C, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

         (7) AMBIGUITY. In the case of ambiguity in the application of any of the provisions of this Section C, including any definition contained in paragraph (1) hereof, the Board shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section C with respect to any situation, based on the facts known to it.

         (8) EXCEPTIONS. The Board, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (c) through (g) of paragraph (2) of this Section C will not be violated, may waive or change, in whole or in part, the application of the Ownership Limit with respect to any Person that is not a natural person. In connection with any such waiver or change, the Board may require such representations and undertakings from such Person or its affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Shares on the Corporation's status as a REIT.

         (9)      LEGEND.

                  (a) If a certificate is issued, each certificate for Shares of the Corporation shall bear substantially the following legend:

                  "The securities represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Corporation's maintenance of its

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                  status as a real estate investment trust (a "REIT") under
                  Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and for the purpose of the Corporation's compliance with the securities laws of the United States. Except as otherwise provided pursuant to the Corporation's Articles of Incorporation, no Person may (i) Beneficially Own Shares of the Corporation in excess of nine and nine-tenths percent (9.9%) of the outstanding Shares of the Corporation; (ii) Beneficially Own Shares of the Corporation if such ownership would result in the Corporation being "closely held" under Section 856(h) of the Code; (iii) Beneficially Own Shares of the Corporation if such ownership would cause the Shares of the Corporation to be owned by fewer than one hundred (100) persons within the meaning of Section 856(a)(5) of the Code; (iv) Beneficially Own Shares of the Corporation if such ownership would result in the failure of the Corporation to qualify as a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code; (v) Beneficially Own Shares of the Corporation if such ownership would otherwise cause the Corporation to fail to qualify as a REIT; (vi) Beneficially Own Shares of the Corporation if such ownership would cause the Corporation to be a "pension-held REIT" within the meaning of Section 856(h)(3)(D) of the Code; or (vii) Transfer all or any part of the Shares of the Corporation to any Person unless such Transfer is exempt from registration under the 1933 Act and such Transfer is made to a Person that is both an "Accredited Investor" as defined in the 1933 Act and a "Qualified Client" as defined in the Investment Advisers Act of 1940, as amended.

                  Any Person who Acquires Beneficial Ownership of Shares of the Corporation immediately must notify the Corporation in writing or, in the event of a proposed or attempted Transfer, Acquisition, purported change in Beneficial Ownership, or other event or transaction that would result in a change in Beneficial Ownership, the person who would Acquire Beneficial Ownership of Shares must give written notice to the Corporation at least fifteen (15) days prior to such proposed or attempted Transfer, Acquisition, purported change in Beneficial Ownership, or other transaction or event.

                  Any Transfer, Acquisition, purported change in Beneficial Ownership, or other event or transaction which results in a violation of the ownership or transfer limitations set forth in the Corporation's Articles of Incorporation shall be void AB INITIO and the Prohibited Owner shall not acquire any rights in such Shares of the Corporation. The Shares of the Corporation purported to have been transferred in violation of the transfer and ownership limitations referred to herein shall be automatically transferred to a Trustee of a Trust for the benefit or one or more Charitable Beneficiaries.

                  All capitalized terms used in this legend have the meanings ascribed to such terms in the Corporation's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests."

         D.       TRUST FOR TRANSFERRED STOCK.

         (1) TRANSFER TO A TRUST. Upon any purported Transfer, Acquisition, change in capital structure or other event or transaction described in paragraph (3) of Section C of this Article FOURTH that would result in a transfer of Shares in violation of paragraph (2) of Section C of this Article FOURTH, such Shares shall be deemed to have been transferred to the Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer of Shares to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Acquisition, change in capital structure or other event or transaction that results in the transfer of Shares to the Trust. The Trustee shall be appointed

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         by the Corporation and shall be a Person unaffiliated with the
         Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in paragraph (5) of this Section D.

         (2) SHARES HELD IN TRUST. Shares held by the Trustee shall be issued and outstanding Shares of the Corporation. The Prohibited Owner shall have no rights in the Shares held by the Trustee except as provided in this Section D. The Prohibited Owner shall not benefit economically from ownership of any Shares held in the Trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

         (3) VOTING RIGHTS, DIVIDENDS, AND DISTRIBUTIONS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiaries. Any dividend or other distribution paid to a Prohibited Owner prior to the discovery by the Corporation that the Shares purported to be Beneficially Owned by such Prohibited Owner have been transferred to the Trust shall be repaid by the Prohibited Owner to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiaries. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the Shares purported to be Beneficially Owned by such Prohibited Owner have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiaries. Notwithstanding the provisions of these Articles, until the Corporation has received notification that Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its Share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at any meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

         (4) SALE OF SHARES HELD IN TRUST. Within 90 days of receiving notice from the Corporation that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in paragraph (2) of Section C of this Article FOURTH. Upon such sale, the interest of the Charitable Beneficiaries in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiaries as provided in this paragraph. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust or
         (ii) the amount received by the Trustee from the sale of the Prohibited Owner's Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiaries. The Prohibited Owner and Charitable Beneficiaries waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of any Shares transferred to the Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this paragraph (4) by, the Trustee or the Corporation. If, prior to the discovery by the Corporation that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this paragraph (4), such excess shall be paid to the Trustee upon demand and the Trustee shall immediately pay such amount to the Charitable Beneficiaries. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of assets of, the Corporation, prior to the sale of the Shares held in the Trust, the Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the Shares or, if the Prohibited owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust or (ii) the amount of assets received in respect of the Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation. Any assets received in excess of the amount

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

         payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiaries. In the event that the Trust has more than one Charitable Beneficiary at any given time, all payments made pursuant to this paragraph (4) shall be divided equally among the Charitable Beneficiaries of the Trust existing at the time such payment is made.

         (5) CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiaries of the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in paragraph (2) of Section C of this Article FOURTH in the hands of such Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         (6) REMEDIES NOT LIMITED. Nothing contained in this Article FOURTH shall limit the scope or application of the provisions of this Section D, the ability of the Corporation to implement or enforce compliance with the terms hereof or the authority of the Board to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

         E. SEVERABILITY. If any provision of this Article FOURTH or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article FOURTH shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         F. NON-WAIVER. No delay or failure on the part of the Corporation or the Board in exercising any right under these Articles shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

           FIFTH:  DIRECTORS.

           A. INITIAL DIRECTORS. The initial number of directors of the Corporation shall be five (5) in accordance with the provisions of Section 2-402(a) of the General Corporation Law of the State of Maryland, which number may be changed pursuant to the provisions set forth in the bylaws of the Corporation, but shall never be less than the number permitted by law. The Board will serve for indefinite terms, and no annual meetings of Shareholders will be held. The names of the directors who shall act until their successors are duly chosen and qualified are: Edward M. Casal, Cydney Donnell, Richard W. Maine, Stanley Perla, and Leland R. Speed.

           B. REMOVAL. At any meeting of Shareholders at which a quorum is present, the Shareholders may, by the affirmative vote of the holders of not less than two-thirds of the Shares, remove any director or directors from office, but only if there is cause to do so, and may elect a successor or successors to fill any resulting vacancy or vacancies.

           C. REIT QUALIFICATION. The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

           SIXTH: GENERAL POWERS. The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and the Board and Shareholders:

           A. The Board is hereby empowered to supervise the Adviser, who will manage the business and affairs of the Corporation.

           B. The Board is hereby empowered to authorize and direct the issuance of the Shares and the repurchase of such Shares, for such consideration as the Board may deem advisable, subject to such limitations

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

and restrictions, if any, as may be set forth herein and in the bylaws of the Corporation.

           C. No Shareholders, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (1) any shares of stock of the Corporation of any class, now or hereafter authorized,
(2) any options or warrants for any such preferential or preemptive shares, (3) any rights to subscribe to or purchase any such shares, or (4) any other securities of the Corporation which may at any time or from time to time be issued, sold or offered for sale by the Corporation, other than such right, if any, as the Board, in its discretion, may determine.

           D. Notwithstanding any other provision of these Articles of Incorporation, the Corporation expressly elects not to be governed by the provisions of Section 3-602 of the General Corporation Law of the State of Maryland, in whole or in part.

           E. Notwithstanding any other provision of these Articles of Incorporation, any and all acquisitions of Shares of the Corporation shall be exempt from Title 3, Subtitle 7 of the General Corporation Law of the State of Maryland.

           F. The Board is expressly authorized to make, amend, alter, repeal or rescind the bylaws of the Corporation.

           G. The Corporation reserves the right to amend these Articles of Incorporation in any way which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Shares of the Corporation and substantially adversely affects any of the rights of any of the holders of any outstanding Shares of the Corporation.

           SEVENTH: INDEMNIFICATION AND EXCULPATION.

           A. The Corporation shall indemnify (1) its directors and officers whether serving the Corporation or at its request any other entity, to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, as limited by the 1940 Act or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder, including the advance of expenses under the procedures and to the full extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board or the Corporation's bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment to or repeal of this Article SEVENTH shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

           B. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and as limited by the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its Shareholders for money damages. No amendment to or repeal of this Article SEVENTH shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

           EIGHTH: DURATION. The duration of the Corporation shall be perpetual.

           NINTH: ACKNOWLEDGMENT: The number of directors of the Corporation and the names of those currently in office are as set forth in Article FIFTH of the foregoing amendment and restatement of the Articles. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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